UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 9, 2007

MARKWEST ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-31239	27-0005456
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

1515 Arapahoe Street, Tower 2, Suite 700, Denver, CO 80202

(Address of principal executive offices)

Registrant’s telephone number, including area code: 303-925-9200

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-Commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry Into a Material Definitive Agreement

On April 9, 2007, MarkWest Energy Partners, L.P. (“MarkWest”) completed a private placement of 4,093,395 common units. The units were issued at a purchase price of $32.98 per unit, raising approximately $137.8 million, including the general partner’s contribution to maintain its 2% general partner interest. The sale and issuance of the common units in this private placement were exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, (the “Securities Act”).  Parties to the agreement are MarkWest, Kayne Anderson MLP Investment Company, GPS Income Fund, L.P., GPS High Yield Equities Fund, L.P., GPS New Equity Fund, L.P., GPS MLP Fund, L.P., Agile Performance Fund, LLC, Tortoise Energy Infrastructure Corporation, Tortoise Energy Capital Corporation, Royal Bank of Canada, Structured Finance Americas, LLC, The Cushing MLP Opportunity Fund I, L.P. and ZLP Fund, L.P.  The proceeds of this private placement will be used primarily to fund capital expenditure requirements.

MarkWest also entered into a registration rights agreement with the investors in the private placement requiring MarkWest to file with the Securities and Exchange Commission, by May 9, 2007, a registration statement covering the common units issued. If the registration statement is not declared effective by the SEC by August 7, 2007, then up to the date it is declared effective, MarkWest will be liable to make pro rata payments to each investor in an amount equal to 0.25% of the aggregate amount invested by such investor per 30-day period (or pro rata for any portion thereof) for the first sixty (60) days following such deadline, with such payment increasing by 0.25% of the aggregate amount invested by such investor per 30-day period for each subsequent sixty (60) days, up to a maximum of 1.00% per thirty (30) day period.

The description of the Unit Purchase Agreement and Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the complete text of such agreements, copies of which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this current report on Form 8-K and are incorporated herein by reference.

ITEM 3.02 Unregistered Sales of Equity Securities

On April 9, 2007, MarkWest completed a private placement of 4,093,395 common units. For additional information regarding the private placement, see Item 1.01 of this current report.  On April 9, 2007, MarkWest issued a press release announcing it had completed its private placement of common units.  A copy of the press release is furnished as Exhibit 99.1 to this current report.

The securities offered in the private placement have not been registered under the Securities Act or any state securities laws, and unless so registered, the securities may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. This announcement shall not constitute an offer to sell or a solicitation of an offer to buy any of these securities.

ITEM 9.01 Financial Statements and Exhibits

(d)                                 Exhibits.

10.1	Unit Purchase Agreement, dated as of April 9, 2007

10.2	Registration Rights Agreement, dated as of April 9, 2007

99.1	Press Release, dated April 9, 2007, of MarkWest Energy Partners, L.P. announcing completion of private placement

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MARKWEST ENERGY PARTNERS, L.P.
(Registrant)

Date: April 11, 2007	By:	/s/ NANCY K. BUESE
Nancy K. Buese
Senior Vice President and Chief Financial Officer